Exhibit 4.3

WARRANT AGREEMENT

Dated as of

May 22, 2008

between

CYPRESS SHARPRIDGE INVESTMENTS, INC.

and

NATIONAL CITY BANK,

as Warrant Agent

Warrants for

Common Stock of

Cypress Sharpridge Investments, Inc.

Table of Contents

ARTICLE I

Definitions

i

ii

This WARRANT AGREEMENT (this “Agreement”) is dated as of May 22, 2008 and entered into by and between CYPRESS SHARPRIDGE INVESTMENTS, INC., a Maryland corporation (the “Company”), and NATIONAL CITY BANK, as Warrant Agent (the “Warrant Agent”), for the benefit of the Holders (as defined herein) of Warrants (as defined herein).

RECITALS

WHEREAS, the Company desires to issue the Warrants. The Warrants, which may be transferred to one or more transferees in whole or in part from time to time as permitted herein, will entitle the holders of such Warrants, including their permitted transferees (each, a “Holder”), to purchase, in the aggregate, 865,776.9 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), subject to adjustment as provided herein, in connection with an offering (the “Offering”) by the Company of an aggregate of 2,885,923 units (the “Units”). Each Unit consists of (i) one share of Common Stock and (ii) one warrant (each, a “Warrant”) to purchase 0.30 of one share of Common Stock.

WHEREAS, the Company further desires the Warrant Agent to act on behalf of the Company in connection with the issuance of the Warrants as provided herein, and the Warrant Agent is willing to so act.

WHEREAS, each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of Warrants:

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

“Board” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

“Business Day” means each day that is not a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Cashless Exercise Ratio” means a fraction, the numerator of which is the excess of the Current Market Value per share of Common Stock on the Exercise Date over the Exercise Price per share as of the Exercise Date and the denominator of which is the Current Market Value per share of the Common Stock on the Exercise Date.

“Combination” means an event in which the Company consolidates with, merges with or into, or sells all or substantially all of its assets to, another Person.

“Current Market Value” per share of Common Stock or any other security at any date means (i) if the security is not registered under the Exchange Act, (a) the value of the security, determined in good faith by the Board and certified in a Board resolution, based on the most recently completed arm’s-length transaction between the Company and a Person other than an Affiliate of the Company, the closing of which shall have occurred on such date or within the six-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such six-month period, the value of the security as determined by an independent financial expert, or (ii) if the security is registered under the Exchange Act, the average of the daily closing bid prices (or the equivalent in an over-the-counter market) for each Business Day during the period commencing 15 Business Days before such date and ending on the date one day prior to such date, or if the security has been registered under the Exchange Act for less than 15 consecutive Business Days before such date, then the average of the daily closing bid prices (or such equivalent) for all of the Business Days before such date for which daily closing bid prices are available; provided, however, that if the closing bid price is not determinable for at least ten Business Days in such period, the “Current Market Value” of the security shall be determined as if the security were not registered under the Exchange Act.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exercise Date” means, for a given Warrant, the day on which such Warrant is exercised pursuant to Section 3.04.

“Offering Memorandum” means the offering memorandum, dated as of May 19, 2008, as amended or supplemented through the date hereof, used in connection with the sale of the Units by Stifel, Nicolaus & Company, Incorporated, as initial purchaser, to certain “qualified institutional buyers” (within the meaning of Rule 144A(a)(1) under the Securities Act) pursuant to Rule 144A under the Securities Act and by the Company to one “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) in a concurrent private placement exempt from registration under the Securities Act, with Stifel, Nicolaus & Company, Incorporated acting as placement agent.

“Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer, or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Warrant Agent. Such counsel may be an employee of or counsel to the Company or the Warrant Agent.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the payment of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Separation Date” means May 27, 2008.

“Warrant Certificates” mean the registered certificates issued by the Company under this Agreement representing the Warrants.

“Warrant Shares” mean the shares of Common Stock (and any other securities) for which the Warrants are exercisable or which have been issued upon exercise of Warrants.

Section 1.02. Other Definitions.

Term	Defined in Section
“Agreement”	Recitals
“Cashless Exercise”	3.04
“Certificate Register”	2.03
“Common Stock”	Recitals
“Company”	Recitals
“Exercise Price”	3.01
“Expiration Date”	3.03
“Holders”	Recitals
“Offering”	Recitals
“Registrar”	3.07
“Successor Company”	4.05(a)
“Transfer Agent”	3.05
“Units”	Recitals
“Warrant”	Recitals
“Warrant Agent”	Recitals

Section 1.03. Rules of Construction. Unless the text otherwise requires:

(a) a defined term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. generally accepted accounting principles as in effect on the date hereof;

(c) “or” is not exclusive;

(d) “including” means including, without limitation; and

(e) words in the singular include the plural and words in the plural include the singular.

ARTICLE II

WARRANT CERTIFICATES

Section 2.01. Form.

(a) All Warrants initially shall be issued by the Company as part of a Unit consisting of one share of Common Stock and one Warrant to purchase 0.30 of one share of Common Stock. Each Unit will automatically separate into the underlying share of Common Stock and Warrant on the Separation Date. On and after the Separation Date, the Company shall cause to be executed and delivered to the Holders of Warrants one or more Warrant Certificates, substantially in the form of Exhibit A attached hereto, and either (i) deposited with The Depository Trust Company and registered in the name of Cede & Co., as nominee of The Depository Trust Company, or (ii) upon the request of a Holder, delivered in physical, certificated form to such Holder of Warrants.

(b) Each Warrant Certificate shall be in registered form, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement. Any Warrant Certificate deposited with The Depository Trust Company and registered in the name of Cede & Co., as nominee of The Depository Trust Company, shall bear such legend or legends as may be required by The Depository Trust Company for deposit in its book-entry settlement system. Each Warrant Certificate shall be printed, lithographed, typewritten, mimeographed or engraved or otherwise reproduced in any other manner as may be approved by the Officers of the Company executing the same (such execution to be conclusive evidence of such approval) and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Officers of the Company executing the same may approve (such execution to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or with any regulation of any stock exchange or electronic market on which the Warrants or Warrant Shares may be listed or to conform to usage.

Section 2.02. Execution and Countersignature.

(a) Two Officers of the Company shall sign the Warrant Certificates for the Company by manual signature. If an Officer of the Company whose signature is on a Warrant Certificate no longer holds that office at the time the Warrant Agent countersigns any such Warrant Certificate, the Warrants evidenced by such Warrant Certificate shall be valid nevertheless.

(b) The Warrant Agent shall initially countersign and deliver Warrant Certificates entitling the Holders of Warrants to purchase in the aggregate not more than 865,776.9 Warrant Shares, subject to adjustment as provided herein, upon a written order of the Company signed by two Officers of the Company.

(c) The Warrant Agent may appoint an agent reasonably acceptable to the Company to countersign the Warrant Certificates. Unless limited by the terms of such appointment, such agent may countersign Warrant Certificates whenever the Warrant Agent may do so. Each reference in this Agreement to countersignature by the Warrant Agent includes countersignature by such agent. Such agent will have the same rights as the Warrant Agent for service of notices and demands.

(d) At any time and from time to time after the execution of this Agreement, the Warrant Agent or an agent reasonably acceptable to the Company shall, upon receipt of a written order of the Company signed by two Officers of the Company, manually countersign for original issue a Warrant Certificate evidencing the number of Warrants specified in such order; provided, however, that the Warrant Agent shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such countersignature of Warrants. Such order shall specify the number of Warrants to be evidenced on the Warrant Certificate to be countersigned, the date on which such Warrant Certificate is to be countersigned and the number of Warrants then authorized.

(e) The Warrants evidenced by a Warrant Certificate shall not be valid until an authorized signatory of the Warrant Agent or its agent as provided above manually countersigns the Warrant Certificate. Such signature shall be solely for the purpose of authenticating the Warrant Certificate and shall be conclusive evidence that the Warrant Certificate has been countersigned under this Agreement.

Section 2.03. Certificate Register. The Warrant Agent shall keep a register (“Certificate Register”) of the Warrant Certificates and of their transfer and exchange. The Certificate Register shall show the names and addresses of the respective Holders and the date and number of Warrants evidenced on the face of each of the Warrant Certificates. The Company and the Warrant Agent may deem and treat the Person in whose name a Warrant Certificate is registered as the absolute owner of such Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

Section 2.04. Transfer.

(a) Transfer of Warrants.

(i) Warrants may not be transferred prior to the Separation Date. On and after the Separation Date, Warrants may be transferred or exchanged as provided herein.

(ii) On and after the Separation Date, Warrants shall be represented by one or more Warrant Certificates and either (A) deposited with The Depository Trust Company and registered in the name of Cede & Co., nominee of the Depository Trust Company, or (B) delivered in physical, certificated form to the Holder of Warrants upon request.

(iii) If The Depository Trust Company subsequently ceases to make its book-entry settlement system available for the Warrants, the Company may instruct the Warrant Agent regarding making other arrangements for book-entry settlement. On and after the Separation Date, in the event that the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Company shall provide written instructions to The Depository Trust Company to deliver to the Warrant Agent for cancellation each Warrant Certificate, and the Company shall instruct the Warrant Agent to deliver to The Depository Trust Company definitive Warrant Certificates in physical, certificated form evidencing such Warrants.

(iv) The Warrants and the Warrant Shares have not been registered under the Securities Act and may not be transferred unless registered under the Securities Act or an exemption from registration is available. In addition, the Warrants may not be exercised unless an exemption from such registration is available.

(b) Legend.

(i) To the extent permitted by applicable law, each Warrant Certificate (and all Warrants Certificates issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

“THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER. SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CHARTER OF CYPRESS SHARPRIDGE INVESTMENTS, INC. (THE “CORPORATION”), (I) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF ANY CLASS OR SERIES OF THE CAPITAL STOCK OF THE CORPORATION IN EXCESS OF NINE AND EIGHT-TENTHS PERCENT (9.8%) IN VALUE OR IN NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE, OF ANY CLASS OR SERIES OF CAPITAL STOCK OF THE CORPORATION UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (II) NO PERSON

MAY BENEFICIALLY OWN SHARES OF CAPITAL STOCK THAT WOULD RESULT IN THE CORPORATION BEING “CLOSELY HELD” UNDER SECTION 856(H) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”); (III) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK THAT WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING BENEFICIALLY OWNED BY LESS THAN ONE HUNDRED (100) PERSONS (DETERMINED WITHOUT REFERENCE TO ANY RULES OF ATTRIBUTING); (IV) NO PERSONS MAY BENEFICIALLY OWN SHARES OF CAPITAL STOCK THAT WOULD RESULT IN 25% OR MORE OF ANY CLASS OF CAPITAL STOCK BEING BENEFICIALLY OWNED BY ONE OR MORE BENEFIT PLAN INVESTORS DISREGARDING CAPITAL STOCK OWNED BY CONTROLLING PERSONS (OTHER THAN CONTROLLING PERSONS WHICH ARE BENEFIT PLAN INVESTORS); AND (V) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK WITHOUT OBTAINING FROM ITS TRANSFEREE A REPRESENTATION AND AGREEMENT THAT (A) ITS TRANSFEREE IS NOT (AND WILL NOT BE), AND IS NOT ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR OR A CONTROLLING PERSON AND (B) SUCH TRANSFEREE WILL OBTAIN FROM ITS TRANSFEREE THE REPRESENTATION AND AGREEMENT SET FORTH IN THIS CLAUSE (V) (INCLUDING WITHOUT LIMITATION CLAUSES (A) AND (B)). ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP IN (I), (II) AND (III) ABOVE ARE VIOLATED, THE SHARES OF CAPITAL STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A CHARITABLE TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IF, NOTWITHSTANDING THE FOREGOING SENTENCE, A TRANSFER TO THE CHARITABLE TRUST IS NOT EFFECTIVE FOR ANY REASON TO PREVENT A VIOLATION OF THE RESTRICTIONS ON TRANSFER AND OWNERSHIP IN (I), (II) AND (III) ABOVE, THEN THE ATTEMPTED TRANSFER OF THAT NUMBER OF SHARES OF CAPITAL STOCK THAT OTHERWISE WOULD CAUSE

ANY PERSON TO VIOLATE SUCH RESTRICTIONS SHALL BE VOID AB INITIO. IF ANY OF THE RESTRICTIONS ON TRANSFER AND OWNERSHIP IN (IV) AND (V) ABOVE ARE VIOLATED, THEN THE ATTEMPTED TRANSFER OF THAT NUMBER OF SHARES OF CAPITAL STOCK THAT OTHERWISE WOULD CAUSE ANY PERSON TO VIOLATE SUCH RESTRICTIONS SHALL BE VOID AB INITIO. IF, NOTWITHSTANDING THE FOREGOING SENTENCE, A PURPORTED TRANSFER IS NOT TREATED AS BEING VOID AB INITIO FOR ANY REASON, THEN THE SHARES TRANSFERRED IN SUCH VIOLATION SHALL AUTOMATICALLY BE TRANSFERRED TO A CHARITABLE TRUST FOR THE BENEFIT OF A CHARITABLE BENEFICIARY, AND THE PURPORTED OWNER OR TRANSFEREE WILL ACQUIRE NO RIGHTS IN SUCH SHARES. IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. ALL CAPITALIZED TERMS IN THIS PARAGRAPH HAVE THE MEANINGS DEFINED IN THE CHARTER OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF CAPITAL STOCK OF THE CORPORATION ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE. KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

THE WARRANTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE HOLDER OF THIS SECURITY AND ANY SECURITY UNDERLYING THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND ANY SECURITY UNDERLYING THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (1) PURSUANT TO AN EFFECTIVE

REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND IN THE CASE OF (2) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION OR (3) TO THE COMPANY OR A SUBSIDIARY THEREOF, AND (B) THE HOLDER OF THIS SECURITY AND ANY SECURITY UNDERLYING THIS SECURITY WILL, AND EACH SUBSEQUENT HOLDER HEREOF AND THEREOF IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY AND ANY SECURITY UNDERLYING THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER, ON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 2-211(B) OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND WITH RESPECT TO THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION HAS AUTHORITY TO ISSUE AND, IF THE CORPORATION IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, (I) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (II) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. THE FOREGOING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CHARTER OF THE CORPORATION, A COPY OF WHICH WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. SUCH REQUEST MUST BE MADE TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

THE WARRANTS EVIDENCED BY THIS CERTIFICATE SHALL EXPIRE ON THE CLOSE OF BUSINESS ON APRIL 30, 2011.”

(ii) To the extent permitted by applicable law, all Warrant Shares shall bear legends regarding restrictions on transfer and ownership that are similar to those set forth in Section 2.04(b)(i) above.

(c) Obligations with Respect to Transfers and Exchanges of Warrants.

(i) Any person that acquires Warrants in the secondary market will be required to sign and deliver to the Company and the Warrant Agent a transferee’s letter substantially in the form of Annex III to the Offering Memorandum. Without limiting the obligation of the transferee to sign the transferee’s letter described in the preceding sentence, in the case of any purported transfer in connection with which the transferee’s letter shall not have been obtained, the transferee shall nonetheless be deemed to have made the representations and warranties as set forth in the transferee’s letter, and the Company shall retain the right to void the transfer for any inaccuracy in, or any failure to provide, such representations and warranties.

(ii) To permit registrations of permitted transfers and exchanges of Warrants, the Company shall execute and the Warrant Agent shall countersign Warrants as required pursuant to the provisions of Section 2.02 and this Section 2.04.

(iii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith.

(iv) Prior to the due presentation for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the Person in whose name a Warrant is registered as the absolute owner of such Warrant, and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

(v) All Warrants issued upon any transfer or exchange pursuant to the terms of this Agreement shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Warrants surrendered upon such transfer or exchange.

(d) No Obligation of the Warrant Agent. The Warrant Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Agreement or under applicable law with respect to any transfer of any interest in any Warrant other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(e) No Registration of Transfer. The Company shall not, and shall cause the Warrant Agent not to, register any transfer of Warrants or Warrant Shares not made pursuant to the terms of this Agreement.

Section 2.05. Agents. The registered Holder of a Warrant may authorize any Person to take any action which a Holder is entitled to take under this Agreement or the Warrants.

Section 2.06. Replacement Certificates. If a mutilated Warrant Certificate is surrendered to the Warrant Agent or if the Holder of a Warrant Certificate claims that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Warrant Agent shall countersign a replacement Warrant Certificate if the reasonable requirements of the Warrant Agent and the Company are met. If required by the Warrant Agent or the Company, such Holder shall furnish a lost stock affidavit and/or an indemnity bond sufficient in the judgment of the Company and the Warrant Agent to protect the Company and the Warrant Agent from any loss which either of them may suffer if a Warrant Certificate is replaced. The Company and the Warrant Agent may charge the Holder for their expenses in replacing a Warrant Certificate. Every replacement Warrant Certificate evidences an additional obligation of the Company.

Section 2.07. Outstanding Warrants. Warrants outstanding at any time are all Warrants evidenced on all Warrant Certificates authenticated by the Warrant Agent except for those canceled by it and those delivered to it for cancellation. A Warrant ceases to be outstanding if the Company or an Affiliate of the Company holds the Warrant.

If a Warrant Certificate is replaced pursuant to Section 2.06, the Warrants evidenced thereby cease to be outstanding unless the Warrant Agent and the Company receive proof satisfactory to them that the replaced Warrant Certificate is held by a bona fide purchaser.

Section 2.08. Cancellation. (a) In the event the Company shall purchase or otherwise acquire Warrants, the same shall thereupon be delivered to the Warrant Agent for cancellation.

(b) The Warrant Agent and no one else shall cancel and destroy all Warrant Certificates surrendered for transfer, exchange, replacement, exercise or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Warrant Agent to deliver canceled Warrant Certificates to the Company. The Company may not issue new Warrant Certificates to replace Warrant Certificates to the extent they evidence Warrants which have been exercised or Warrants which the Company has purchased or otherwise acquired.

Section 2.09. CUSIP Numbers. The Company in issuing the Warrants may use “CUSIP” numbers (if then generally in use) and, if so, the Warrant Agent shall use “CUSIP” numbers in notices as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Warrant Certificates or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Warrant Certificates.

ARTICLE III

EXERCISE TERMS

Section 3.01. Exercise. Each Warrant, when exercised, shall initially entitle the Holder thereof, subject to adjustment pursuant to the terms of this Agreement, to purchase 0.30 of one share of Common Stock. The exercise price (the “Exercise Price”) of each Warrant is $1.56 per 0.30 of one share, subject to adjustment as provided herein.

Section 3.02. Exercise Period. Subject to the terms and conditions set forth herein, the Warrants shall be exercisable at any time and from time to time on any Business Day beginning on May 28, 2008 until such Warrant expires pursuant to Section 3.03 (the “Exercise Period”). Notwithstanding the foregoing, holders of Warrants will be able to exercise their Warrants only if the exercise of such Warrants is exempt from the registration requirements of the Securities Act and the Warrant Shares are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such holders reside.

Section 3.03. Expiration. A Warrant shall terminate and become void as of the close of business on April 30, 2011 (the “Expiration Date”). The Company shall give notice not less than 30, and not more than 60, days prior to the Expiration Date to the Holders of all then outstanding Warrants to the effect that the Warrants will terminate and become void as of the close of business on the Expiration Date; provided, however, that if the Company fails to give notice as provided in this Section 3.03, the Warrants will nevertheless expire and become void on the Expiration Date.

Section 3.04. Manner of Exercise. Warrants may be exercised upon (i) surrender to the Warrant Agent at the office of the Warrant Agent of the related Warrant Certificate, together with the form of election attached thereto to purchase Common Stock on the reverse thereof duly filled in and signed by the Holder thereof and (ii) payment to the Warrant Agent, for the account of the Company, of the Exercise Price for each Warrant Share or other security issuable upon the exercise of such Warrants then exercised. Such payment shall be made (i) in cash or by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose or (ii) without the payment of cash, by reducing the number of shares of Common Stock obtainable upon the exercise of a Warrant and payment of the Exercise Price in cash so as to yield a number of shares of Common Stock upon the exercise of such Warrant equal to the product of (a) the number of shares of Common Stock issuable as of the Exercise Date upon the exercise of such Warrant (if payment of the Exercise Price were being made in cash) and (b) the Cashless Exercise Ratio. An exercise of a Warrant in accordance with the immediately preceding sentence is herein called a “Cashless Exercise.” Upon surrender of a Warrant Certificate representing more than one Warrant in connection with the holder’s option to elect a Cashless Exercise, the number of shares of Common Stock deliverable upon a Cashless Exercise shall be equal to the number of shares of Common Stock issuable upon the exercise of Warrants that the holder specifies are to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ratio. All provisions of this Agreement shall be applicable with respect to a surrender of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby. Subject to Section 3.02, the rights represented by the Warrants shall be exercisable at the election of the Holders thereof either in full at any time or from time to time in part, and in the event that a Warrant Certificate is surrendered for exercise of less than all the Warrants represented by such Warrant Certificate at any time prior to the Expiration Date, a new Warrant Certificate representing the remaining Warrants shall be issued. The Warrant Agent shall countersign and deliver the required new Warrant Certificates, and the Company, at the Warrant Agent’s request, shall supply the Warrant Agent with Warrant Certificates duly signed on behalf of the Company for such purpose.

Section 3.05. Issuance of Warrant Shares. Subject to Section 2.06, upon the surrender of Warrant Certificates and payment of the Exercise Price, as set forth in Section 3.04, the Company shall issue to the Holder thereof such number of Warrant Shares to which such Holder is entitled and cause the transfer agent for the Common Stock (the “Transfer Agent”) to countersign and deliver to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants or other securities or property to which it is entitled, registered or otherwise, to the Person or Persons entitled to receive the same (including any depositary institution so designated by a Holder), together with cash as provided in Section 3.06 in respect of any fractional Warrant Shares otherwise issuable upon such exercise. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates and payment of the per share Exercise Price, as aforesaid; provided, however, that if, at such date, the transfer books for the Warrant Shares shall be closed, the certificates for the Warrant Shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened and until such date the Company shall be under no duty to deliver any certificates for such Warrant Shares; provided further, however, that such transfer books, unless otherwise required by law, shall not be closed at any one time for a period longer than 20 calendar days.

Section 3.06. Fractional Warrant Shares. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be exercised in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrant Shares which may be purchasable pursuant thereto. If any fraction of a Warrant Share would, except for the provisions of this Section 3.06, be issuable upon the exercise of any Warrant (or specified portion thereof), the Company shall pay, in lieu of issuing fractional shares, an amount in cash equal to the Current Market Value per Warrant Share, as determined on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole cent.

Section 3.07. Reservation of Warrant Shares. The Company shall at all times keep reserved out of its authorized shares of Common Stock a number of shares of Common Stock sufficient to provide for the exercise of all outstanding Warrants. The Company shall cause the registrar for the Common Stock (the “Registrar”) at all times until the Expiration Date to reserve such number of authorized but unissued shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent. The Company will supply such Transfer Agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in Section 3.06. The Company will furnish to such Transfer Agent a copy of all notices of adjustments (and certificates related thereto) transmitted to each Holder.

Before taking any action which would cause an adjustment pursuant to Article IV to reduce the Exercise Price below the then par value (if any) of the Common Stock, the Company shall take any and all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the Exercise Price as so adjusted.

The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants shall, upon issue, be fully paid, nonassessable, free of preemptive rights, free from all taxes and free from all liens, charges and security interests with respect to the issue thereof.

Section 3.08. Compliance with Law. (a) Notwithstanding anything in this Agreement to the contrary, in no event shall a Holder be entitled to exercise a Warrant unless in the opinion of counsel to the Company addressed to the Warrant Agent, the exercise of such Warrants is exempt from the registration requirements of the Securities Act and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holders reside.

(b) If any shares of Common Stock required to be reserved for purposes of the exercise of Warrants require, under any other Federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any such national securities exchange before such shares may be issued upon exercise, the Company will use its reasonable best efforts to cause such shares to be duly registered or approved by such governmental authority or listed on the relevant national securities exchange, as the case may be.

ARTICLE IV

ANTIDILUTION PROVISIONS

Section 4.01. Changes in Common Stock.

(a) If after the date hereof, and subject to provisions of Section 3.06, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock, or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares of Common Stock.

(b) If after the date hereof, and subject to provisions of Section 3.06, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

(c) Whenever the number of shares of Common Stock purchasable on the exercise of Warrants is adjusted, as provided in clauses (a) and (b) above, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable on exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

Section 4.02. Cash Dividends and Other Distributions. In the event that at any time and from time to time the Company shall distribute to all holders of Common Stock (i) any dividend or other distribution (including any dividend or distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of cash, evidences of its indebtedness, shares of its Capital Stock or any other properties or securities or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than, in the case of clause (i) and (ii) above, (A) any dividend or distribution described in Section 4.01, (B) any rights, options, warrants or securities described in Section 4.03 or Section 4.04 and (C) any ordinary cash dividends or other cash distributions from current or retained earnings), then the number of shares of Common Stock issuable upon the exercise of each Warrant immediately prior to such record date for any such dividend or distribution shall be increased to a number determined by multiplying the number of shares of Common Stock issuable upon the exercise of such Warrant immediately prior to such record date for any such dividend or distribution by a fraction, the numerator of which shall be the Current Market Value per share of Common Stock on the record date for such dividend or distribution, and the denominator of which shall be such Current Market Value per share of Common Stock less the sum of (x) the amount of cash, if any, distributed per share of Common Stock and (y) the then fair value (as determined in good faith by the Board, whose determination shall be evidenced by a board resolution filed with the Warrant Agent, a copy of which will be sent to Holders upon request) of the portion, if any, of the distribution applicable to one share of Common Stock consisting of evidences of indebtedness, shares of stock, securities, other property, warrants, options or subscription or purchase rights; and subject to Section 4.12, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such record date by the above fraction. Such adjustments shall be made, and shall only become effective, whenever any dividend or distribution is made; provided, however, that the Company is not required to make an adjustment pursuant to this Section 4.02 if at the time of such distribution the Company makes the same distribution to Holders of Warrants as it makes to holders of Common Stock pro rata based on the number of shares of Common Stock for which such Warrants are exercisable (whether or not currently exercisable). No adjustment shall be made pursuant to this Section 4.02 which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of each Warrant or increasing the Exercise Price.

Section 4.03. Common Stock Issue. In the event that at any time or from time to time the Company shall issue shares of Common Stock for a consideration per share that is less than the Current Market Value per share of Common Stock as of the issuance date of such shares, the number of shares of Common Stock issuable upon the exercise of each Warrant immediately after such issuance date shall be determined by multiplying the number of shares of Common Stock issuable upon exercise of each Warrant immediately prior to such issuance date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately preceding the issuance of such shares plus the number of additional shares of Common Stock to be issued in such transaction, and the denominator of which shall be the number of shares of Common Stock outstanding immediately preceding the date for the issuance of such shares plus the total number of shares of Common Stock which the aggregate consideration expected to be received by the Company upon the issuance of such shares (as determined in good faith by the Board, whose determination shall be evidenced by a board resolution filed with the Warrant Agent, a copy of which will be sent to Holders upon request) would purchase at the Current Market Value per share of Common Stock as of the date of such issuance; and, subject to Section 4.12, in the event of any such adjustment, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such date of issuance by the aforementioned fraction. In the event that the Company shall issue shares of Common Stock for an amount of consideration per share that is less than the Exercise Price applicable to a whole share of Common Stock as of the issuance date of such shares, upon the first such occurrence, the Exercise Price shall be adjusted to equal the price per applicable proportional share of such additional issuance.

No adjustment shall be made pursuant to this Section 4.03 as a result of any issuance of Common Stock (A) in connection with the exercise of Warrants, (B) to officers, directors or employees of the Company pursuant to customary stock incentive plans, (C) in connection with acquisitions of assets or businesses other than from Affiliates of the Company or (D) which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of each Warrant or increasing the Exercise Price.

Section 4.04. Issuance of Rights or Options. In the event that at any time or from time to time the Company shall issue to all holders of Common Stock (i) rights, options or warrants to acquire (provided, however, that no adjustment shall be made under Section 4.03 or this Section 4.04 upon the exercise of such rights, options or warrants), or (ii) securities convertible, exchangeable or exercisable into (provided, however, that no adjustment shall be made under Section 4.03 or this Section 4.04 upon the conversion or exchange of such securities (other than issuances specified in clauses (i) or (ii) which are made as the result of anti-dilution adjustments in such securities)) Common Stock entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share that is less than the Current Market Value per share of Common Stock in effect immediately prior to such issuance other than in connection with the issuance of rights to all holders of Common Stock pursuant to a shareholder rights plan adopted by the Company, the number of shares of Common Stock issuable upon the exercise of each Warrant immediately after such issuance shall be determined by multiplying the number of shares of Common Stock issuable upon exercise of each Warrant immediately prior to such issuance by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or securities plus the number of additional shares of Common Stock offered for subscription or purchase or into which such securities are convertible or exchangeable, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or securities plus the total number of shares of Common Stock which the aggregate consideration expected to be received by the Company upon the exercise, conversion or exchange of such rights, options, warrants or securities (as determined in good faith by the Board, whose determination shall be evidenced by a Board resolution filed with the Warrant Agent, a copy of which will be sent to Holders upon request) would purchase at the Current Market Value per share of Common Stock as of the record date; and, subject to Section 4.12, in the event of any such adjustment, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such date of issuance by the aforementioned fraction. Such adjustment shall be made, and shall only become effective, whenever such rights, options, warrants or securities are issued. No adjustment shall be made pursuant to this Section 4.04 as a result of any issuance of rights, options or warrants (A) in connection with the exercise of Warrants, (B) to officers, directors or employees of the Company pursuant to customary stock incentive plans, (C) in connection with acquisitions of assets or businesses other than from Affiliates of the Company or (D) which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of each Warrant or increasing the Exercise Price.

Section 4.05. Combination; Liquidation. (a) Except as provided in Section 4.05(b), in the event of a Combination, each Holder shall have the right to receive upon exercise of the Warrants the kind and amount of shares of Capital Stock or other securities or property which such Holder would have been entitled to receive upon completion of or as a result of such Combination had such Warrants been exercised immediately prior to such event or to the relevant record date for any such entitlement. Unless paragraph (b) is applicable to a Combination, the Company shall provide that the surviving or acquiring Person (the “Successor Company”) in such Combination will enter into an agreement with the Warrant Agent confirming the Holders’ rights pursuant to this Section 4.05(a) and providing for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article IV. The provisions of this Section 4.05(a) shall similarly apply to successive Combinations involving any Successor Company.

(b) In the event of (i) a Combination where consideration to the holders of Common Stock in exchange for their shares is payable solely in cash or (ii) the dissolution, liquidation or winding-up of the Company, the Holders of the Warrants shall be entitled to receive, upon surrender of their Warrant Certificates, such cash distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such event, less the Exercise Price, if positive. In no event shall Holders of Warrants be required to pay any amount to such Successor Company or the Company.

In the event of any Combination described in this Section 4.05(b), the Successor Company and, in the event of any dissolution, liquidation or winding-up of the Company, the Company, shall deposit promptly with the Warrant Agent the funds, if any, necessary to pay the Holders of the Warrants the amounts to which they are entitled as described above. After such funds and the surrendered Warrant Certificates are received, the Warrant Agent shall make payment to the Holders by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holders surrendering such Warrants.

Section 4.06. Other Events. If any event occurs as to which the foregoing provisions of this Article IV are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then such Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of shares of Common Stock issuable upon exercise of the Warrants.

Section 4.07. Superseding Adjustment. Upon the expiration of any rights, options, warrants or conversion or exchange privileges which resulted in adjustments pursuant to this Article IV, if any thereof shall not have been exercised, the number of Warrant Shares issuable upon the exercise of each Warrant shall be readjusted pursuant to the applicable section of Article IV as if (i) the only shares of Common Stock issuable upon exercise of such rights, options, warrants, conversion or exchange privileges were the shares of Common Stock, if any, actually issued upon the exercise of such rights, options, warrants or conversion or exchange privileges and (ii) shares of Common Stock actually issued, if any, were issuable for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges whether or not exercised and the Exercise Price shall be readjusted inversely; provided, however, that no such readjustment (except by reason of an intervening adjustment under Section 4.01) shall have the effect of decreasing the number of Warrant Shares issuable upon the exercise of each Warrant or increasing the Exercise Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

Section 4.08. Notice of Adjustment. Whenever the Exercise Price or the number of shares of Common Stock and other property, if any, issuable upon exercise of the Warrants is adjusted, as herein provided, the Company shall deliver to the Warrant Agent a certificate of a firm of independent accountants selected by the Board (who may, to the extent it would not compromise its “independence,” be the regular accountants employed by the Company) setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which (i) the Board determined the then fair value of any evidences of indebtedness, other securities or property or warrants, options or other subscription or purchase rights and (ii) the Current Market Value of the Common Stock was determined, if either of such determinations were required), and specifying the Exercise Price and the number of shares of Common Stock issuable upon exercise of the Warrants after giving effect to such adjustment. The Company shall promptly cause the Warrant Agent to mail a copy of such certificate to each Holder in accordance with Section 6.04. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Exercise Price or the number of shares of Common Stock or other stock or property issuable on exercise of the Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value of any shares of Common Stock, evidences of indebtedness, warrants, options, or other securities or property.

Section 4.09. Notice of Certain Transactions. In the event that the Company shall propose to (a) pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other non-cash dividend or distribution to the holders of its Common Stock, (b) offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) issue any (i) shares of Common Stock, (ii) rights, options or warrants entitling the holders thereof to subscribe for shares of Common Stock or (iii) securities convertible into or exchangeable or exercisable for Common Stock (in the case of (i), (ii) and (iii), if such issuance or adjustment would result in an adjustment hereunder), (d) effect any capital reorganization, reclassification, consolidation or merger, (e) effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company or (f) make a tender offer or exchange offer with respect to the Common Stock, the Company shall within five days after any such action or offer send to the Warrant Agent a notice and the Warrant Agent shall within five days after receipt thereof send the Holders a notice (in such form as shall be furnished to the Warrant Agent by the Company) of such proposed action or offer. Such notice shall be mailed by the Warrant Agent to the Holders at their addresses as they appear in the Certificate Register, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect, if any, of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, issuable upon exercise of each Warrant and the Exercise Price after giving effect to any adjustment pursuant to Article IV which will be required as a result of such action. Such notice shall be given as promptly as possible and, to the extent practicable (x) in the case of any action covered by clause (a) or (b) above, at least 10 days prior to the record date for determining holders of the Common Stock for purposes of such action or (y) in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

Section 4.10. Adjustment to Warrant Certificate. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Article IV, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number of shares of Common Stock issuable upon exercise of the Warrants as are stated in the Warrant Certificates initially issued pursuant to this Agreement. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

Section 4.11. Calculation of Consideration. For purposes of any computation respecting consideration received pursuant to this Article IV, the following shall apply:

(a) in the case of the issuance of additional Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith; and

(b) in the case of the issuance of securities convertible into or exchangeable or exercisable for Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion, exchange or exercise thereof (exclusive of the securities so converted, exchanged or exercised) (the consideration in each case to be determined in the same manner as provided in clause (1) of this subsection).

Section 4.12. Minimum Adjustment. The adjustments required by the preceding sections of this Article IV shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price or the number of shares of Common Stock issuable upon exercise of the Warrants that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 1% the Exercise Price or the number of shares of Common Stock issuable upon exercise of the Warrants immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Article IV and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this Article IV, fractional interests in Common Stock shall be taken into account to the nearest one-hundredth of a share.

ARTICLE V

WARRANT AGENT

Section 5.01. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the provisions of this Agreement, and the Warrant Agent hereby accepts such appointment. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in connection with this Agreement, except for its own gross negligence, willful misconduct or bad faith.

Section 5.02. Rights and Duties of Warrant Agent.

(a) Agent for the Company. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship or agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

(b) Counsel. The Warrant Agent may consult with counsel satisfactory to it (who may be counsel to the Company), and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

(c) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

(d) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are specifically set forth herein and in the Warrant Certificates, and no implied duties or obligations of the Warrant Agent shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability for which it does not receive indemnity if such indemnity is reasonably requested. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates countersigned by the Warrant Agent and delivered by it to the Holders or on behalf of the Holders pursuant to this Agreement or for the application by the Company of the proceeds of the Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise.

(e) Not Responsible for Adjustments or Validity of Stock. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require an adjustment of the number of shares of Common Stock issuable upon exercise of each Warrant or the Exercise Price, or with respect to the nature or extent of any adjustment when made, or with respect to the method employed, or herein or in any supplemental agreement provided to be employed, in making the same. The Warrant Agent shall not be accountable with respect to the validity or value of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Article IV, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to Article IV, or to comply with any of the covenants of the Company contained in Article IV.

Section 5.03. Individual Rights of Warrant Agent. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its affiliates or become pecuniarily interested in transactions in which the Company or its affiliates may be interested, or contract with or lend money to the Company or its affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

Section 5.04. Warrant Agent’s Disclaimer. The Warrant Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement or the Warrant Certificates and it shall not be responsible for any statement in this Agreement or the Warrant Certificates other than its countersignature thereon.

Section 5.05. Compensation and Indemnity. The Company agrees to pay the Warrant Agent from time to time reasonable compensation for its services as set forth on Schedule A attached hereto and to reimburse the Warrant Agent upon request for all reasonable out-of-pocket expenses incurred by it, including the reasonable compensation and expenses of the Warrant Agent’s agents and counsel. The Company shall indemnify the Warrant Agent, its officers, directors, agents and counsel against any loss, liability or expense (including reasonable agents’ and attorneys’ fees and expenses) incurred by it without gross negligence, willful misconduct or bad faith on its part arising out of or in connection with the acceptance or performance of its duties under this Agreement. The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Warrant Agent through willful misconduct, gross negligence or bad faith. The Company’s payment obligations pursuant to this Section 5.05 shall survive the termination of this Agreement.

To secure the Company’s payment obligations under this Agreement, the Warrant Agent shall have a lien prior to the Holders on all money or property held or collected by the Warrant Agent.

Section 5.06. Successor Warrant Agent.

(a) The Company to Provide and Maintain Warrant Agent. The Company agrees for the benefit of the Holders that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or cancelled or are no longer exercisable. Any Warrant Agent must be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers to qualify as the Warrant Agent hereunder.

(b) Resignation and Removal. The Warrant Agent may at any time resign by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than 60 days after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective, which date shall not be less than 60 days after such notice is given unless the Warrant Agent otherwise agrees. Any removal under this Section 5.06 shall take effect upon the appointment by the Company as hereinafter provided of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent.

(c) The Company To Appoint Successor. In the event that at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable U.S. Federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or similar law, or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. In the event that a successor Warrant Agent is not appointed by the Company, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Warrant Agent or the Warrant Agent shall petition a court to appoint a successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder; provided, however, that in the event of the resignation of the Warrant Agent under this subsection (c), such resignation shall be effective on the earlier of (i) the date specified in the Warrant Agent’s notice of resignation and (ii) the appointment and acceptance of a successor Warrant Agent hereunder.

(d) Successor To Expressly Assume Duties. Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

(e) Successor by Merger. Any corporation into which the Warrant Agent hereunder may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its assets and business, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that it shall be qualified as aforesaid.

ARTICLE VI

MISCELLANEOUS

Section 6.01. Persons Benefiting. Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the Company, the Warrant Agent and the Holders any right, remedy or claim under or by reason of this Agreement or any part hereof.

Section 6.02. Rights of Holders. Except as expressly provided in this Agreement, Holders of unexercised Warrants are not entitled to (i) receive dividends or other distributions, (ii) receive notice of or vote at any meeting of the stockholders, (iii) consent to any action of the stockholders, (iv) receive notice of any other proceedings of the Company, (v) exercise any preemptive right or (vi) exercise any other rights whatsoever as stockholders of the Company.

Section 6.03. Amendment. This Agreement may be amended by the parties hereto without the consent of any Holder for the purpose of (a) curing any ambiguity, (b) curing, correcting or supplementing any defective provision contained herein or (c) adding or changing any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable (including without limitation any addition or modification to provide for compliance with the transfer restrictions set forth herein); provided, however, that such action shall not adversely affect the rights of any of the Holders. Any amendment or supplement to this Agreement that has an adverse effect on the interests of the Holders shall require the written consent of the Holders of a majority of the then outstanding Warrants. The consent of each Holder affected shall be required for any amendment pursuant to which (i) the Exercise Price would be increased, (ii) the number of Warrant Shares issuable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided for herein), (iii) the Exercise Period would be decreased or (iv) any other material change is made that adversely affects the rights of any Holder. In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent, Warrants owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Warrant Agent shall be protected in relying on any such direction, waiver or consent, only Warrants which the Warrant Agent knows are so owned shall be so disregarded. Also, subject to the foregoing, only Warrants outstanding at the time shall be considered in any such determination.

Section 6.04. Notices. Any notice or communication shall be in writing and delivered in Person or mailed by first-class mail addressed as follows:

if to the Company:

Cypress Sharpridge Investments, Inc.

65 East 55th Street

New York, New York

Telephone: (212) 705-0150

Facsimile: (212) 705-0199

Attention: Kevin E. Grant

if to the Warrant Agent:

National City Bank

629 Euclid Avenue, Suite 635

Cleveland, Ohio 44114-3484

Telephone: (216) 222-3963

Facsimile: (216) 222-2649

Attention: Corporate Trust Department

The Company or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the Certificate Register and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 6.05. Governing Law. The laws of the State of New York shall govern this Agreement and the Warrant Certificates.

Section 6.06. Successors. All agreements of the Company in this Agreement and the Warrant Certificates shall bind its successors. All agreements of the Warrant Agent in this Agreement shall bind its successors.

Section 6.07. Multiple Originals, Counterparts. The parties may sign any number of copies of this Agreement and may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. One signed copy is enough to prove this Agreement.

Section 6.08. Table of Contents. The table of contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 6.09. Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

[Signatures Appear on the Following Page.]

IN WITNESS WHEREOF, the parties have caused this Warrant Agreement to be duly executed as of the date first written above.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

By:	/s/ Kevin E. Grant
Name:	Kevin E. Grant
Title:	Chief Executive Officer and President

NATIONAL CITY BANK, as Warrant Agent,

By:	/s/ Megan Gibson
Name:	Megan Gibson
Title:	Vice President

EXHIBIT A

[FORM OF FACE OF WARRANT CERTIFICATE]

THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER. SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CHARTER OF CYPRESS SHARPRIDGE INVESTMENTS, INC. (THE “CORPORATION”), (I) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF ANY CLASS OR SERIES OF THE CAPITAL STOCK OF THE CORPORATION IN EXCESS OF NINE AND EIGHT-TENTHS PERCENT (9.8%) IN VALUE OR IN NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE, OF ANY CLASS OR SERIES OF CAPITAL STOCK OF THE CORPORATION UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (II) NO PERSON MAY BENEFICIALLY OWN SHARES OF CAPITAL STOCK THAT WOULD RESULT IN THE CORPORATION BEING “CLOSELY HELD” UNDER SECTION 856(H) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”); (III) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK THAT WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING BENEFICIALLY OWNED BY LESS THAN ONE HUNDRED (100) PERSONS (DETERMINED WITHOUT REFERENCE TO ANY RULES OF ATTRIBUTING); (IV) NO PERSONS MAY BENEFICIALLY OWN SHARES OF CAPITAL STOCK THAT WOULD RESULT IN 25% OR MORE OF ANY CLASS OF CAPITAL STOCK BEING BENEFICIALLY OWNED BY ONE OR MORE BENEFIT PLAN INVESTORS DISREGARDING CAPITAL STOCK OWNED BY CONTROLLING PERSONS (OTHER THAN CONTROLLING PERSONS WHICH ARE BENEFIT PLAN INVESTORS); AND (V) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK WITHOUT OBTAINING FROM ITS TRANSFEREE A REPRESENTATION AND AGREEMENT THAT (A) ITS TRANSFEREE IS NOT (AND WILL NOT BE), AND IS NOT ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR OR A CONTROLLING PERSON AND (B) SUCH TRANSFEREE WILL OBTAIN FROM ITS TRANSFEREE THE REPRESENTATION AND AGREEMENT SET FORTH IN THIS CLAUSE (V) (INCLUDING WITHOUT LIMITATION CLAUSES (A) AND (B)). ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP IN (I), (II) AND (III) ABOVE ARE VIOLATED, THE SHARES OF CAPITAL STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A CHARITABLE TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IF, NOTWITHSTANDING THE FOREGOING SENTENCE, A TRANSFER TO THE CHARITABLE TRUST IS NOT EFFECTIVE FOR ANY REASON TO PREVENT A VIOLATION OF THE RESTRICTIONS ON TRANSFER AND OWNERSHIP IN (I), (II) AND (III) ABOVE, THEN THE ATTEMPTED TRANSFER OF THAT NUMBER OF SHARES OF CAPITAL STOCK THAT OTHERWISE WOULD CAUSE ANY PERSON TO VIOLATE SUCH RESTRICTIONS SHALL BE VOID AB INITIO. IF ANY OF THE

RESTRICTIONS ON TRANSFER AND OWNERSHIP IN (IV) AND (V) ABOVE ARE VIOLATED, THEN THE ATTEMPTED TRANSFER OF THAT NUMBER OF SHARES OF CAPITAL STOCK THAT OTHERWISE WOULD CAUSE ANY PERSON TO VIOLATE SUCH RESTRICTIONS SHALL BE VOID AB INITIO. IF, NOTWITHSTANDING THE FOREGOING SENTENCE, A PURPORTED TRANSFER IS NOT TREATED AS BEING VOID AB INITIO FOR ANY REASON, THEN THE SHARES TRANSFERRED IN SUCH VIOLATION SHALL AUTOMATICALLY BE TRANSFERRED TO A CHARITABLE TRUST FOR THE BENEFIT OF A CHARITABLE BENEFICIARY, AND THE PURPORTED OWNER OR TRANSFEREE WILL ACQUIRE NO RIGHTS IN SUCH SHARES. IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. ALL CAPITALIZED TERMS IN THIS PARAGRAPH HAVE THE MEANINGS DEFINED IN THE CHARTER OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF CAPITAL STOCK OF THE CORPORATION ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE. KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

THE WARRANTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE HOLDER OF THIS SECURITY AND ANY SECURITY UNDERLYING THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND ANY SECURITY UNDERLYING THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND IN THE CASE OF (2) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION OR (3) TO THE COMPANY OR A SUBSIDIARY THEREOF, AND (B) THE HOLDER OF THIS SECURITY AND ANY SECURITY UNDERLYING THIS SECURITY WILL, AND EACH SUBSEQUENT HOLDER HEREOF AND THEREOF IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY AND ANY SECURITY UNDERLYING THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER, ON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 2-211(B) OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND WITH RESPECT TO THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS,

2

RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION HAS AUTHORITY TO ISSUE AND, IF THE CORPORATION IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, (I) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (II) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. THE FOREGOING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CHARTER OF THE CORPORATION, A COPY OF WHICH WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. SUCH REQUEST MUST BE MADE TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

THE WARRANTS EVIDENCED BY THIS CERTIFICATE SHALL EXPIRE ON THE CLOSE OF BUSINESS ON APRIL 30, 2011.

3

Warrant Certificate No.:	CUSIP No:
Number of Warrants:
Date:

WARRANTS TO PURCHASE COMMON STOCK OF

CYPRESS SHARPRIDGE INVESTMENTS, INC.

THIS CERTIFIES THAT                                                                                  , or its registered assigns, is the registered holder of the number of Warrants set forth above (the “Warrants”). Each Warrant entitles the holder thereof (the “Holder”), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from CYPRESS SHARPRIDGE INVESTMENTS, INC., a Maryland corporation (“the Company”), 0.30 of one share of Common Stock, $0.01 par value per share, of the Company (the “Common Stock”) at an exercise price of $1.56 per 0.30 of one share (the “Exercise Price”), or by Cashless Exercise referred to below. This Warrant Certificate shall terminate and become void as of the close of business on April 30, 2011. The number of shares issuable upon exercise of the Warrants and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of May 22, 2008 (the “Warrant Agreement”), between the Company and National City Bank (the “Warrant Agent,” which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent at 629 Euclid Avenue, Suite 635, Cleveland, Ohio 44114-3484, Attention: Corporate Trust Department.

Subject to the terms of the Warrant Agreement, the Warrants may be exercised in whole or in part (i) by presentation of this Warrant Certificate with the Election to Purchase attached hereto duly executed and with the simultaneous payment of the Exercise Price in cash (subject to adjustment) to the Warrant Agent for the account of the Company at the office of the Warrant Agent or (ii) by Cashless Exercise. Payment of the Exercise Price in cash shall be made by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose. Payment by Cashless Exercise shall be made without the payment of cash by reducing the amount of Common Stock that would be obtainable upon the exercise of a Warrant and payment of the Exercise Price in cash so as to yield a number of shares of Common Stock upon the exercise of such Warrant equal to the product of (1) the number of shares of Common Stock for which such Warrant is exercisable as of the Exercise Date (if the Exercise Price were being paid in cash) and (2) a fraction, the numerator of which is the excess of the Current Market Value per share of Common Stock on the Exercise Date over the Exercise Price per share as of the Exercise Date and the denominator of which is the Current Market Value per share of the Common Stock on the Exercise Date.

4

As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable at any time and from time to time on any Business Day beginning on May 28, 2008 until the close of business on April 30, 2011; provided, however, that Holders of Warrants will be able to exercise their Warrants only if the exercise of such Warrants is exempt from the registration requirements of the Securities Act of 1933 and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holders reside.

In the event of a Combination, the Holder hereof will be entitled to receive upon exercise of the Warrants the kind and amount of shares of Capital Stock or other securities or other property as the Holder would have received had the Holder exercised its Warrants immediately prior to such Combination; provided, however, that in the event that, in connection with such Combination, consideration to holders of Common Stock in exchange for their shares is payable solely in cash or in the event of the dissolution, liquidation or winding-up of the Company, the Holder hereof will be entitled to receive such cash distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such Combination, less the Exercise Price, if positive. In no event shall Holders of Warrants be required to pay any amount to such surviving or acquiring Person or the Company.

As provided in the Warrant Agreement, the number of shares of Common Stock issuable upon the exercise of the Warrants and the Exercise Price are subject to adjustment upon the happening of certain events.

The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with the transfer or exchange of the Warrant Certificates pursuant to Section 2.04(c) of the Warrant Agreement, but not for any exchange or original issuance (not involving a transfer) with respect to temporary warrant Certificates, the exercise of the Warrants or the Warrant Shares.

Upon any partial exercise of the Warrants, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate representing those Warrants which were not exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants. At the option of the Company, no fractional Warrant Shares will be issued upon the exercise of the Warrants, but the Company shall pay, in lieu of issuing fractional shares, an amount in cash equal to the Current Market Value per Warrant Share on the day immediately preceding the date the Warrant is exercised, multiplied by the fraction of a Warrant Share that would be issuable on the exercise of any Warrant.

All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

5

The holder in whose name the Warrant Certificate is registered may be deemed and treated by the Company and the Warrant Agent as the absolute owner of the Warrant Certificate for all purposes whatsoever, and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

The Warrants do not entitle any Holder hereof to any of the rights of a stockholder of the Company.

This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

By:
Name:
Title:

By:
Name:
Title:

DATED:

Countersigned:

NATIONAL CITY BANK, as Warrant Agent,

By:
Authorized Signatory

6

FORM OF ELECTION TO PURCHASE WARRANT SHARES

(to be executed only upon exercise of Warrants)

CYPRESS SHARPRIDGE INVESTMENTS, INC.

The undersigned hereby irrevocably elects to exercise                      Warrants to acquire shares of Common Stock, par value $0.01 per share, of CYPRESS SHARPRIDGE INVESTMENTS, INC., at an exercise price of $1.56 per 0.30 of one share of Common Stock, and otherwise on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to CYPRESS SHARPRIDGE INVESTMENTS, INC. and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Date:                    ,

(1)
(Signature of Owner)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

1.	The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange.

7

Securities and/or check to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

A new Warrant Certificate evidencing any unexercised Warrants evidenced by the within Warrant Certificate is to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

8

CERTIFICATE TO BE DELIVERED IN CONNECTION

WITH TRANSFER OF WARRANTS

In connection with any transfer of any of the Warrants evidenced by this Warrant Certificate, the undersigned certifies and represents and warrants to Cypress Sharpridge Investments, Inc. and National City Bank, as Warrant Agent, that the transfer of such Warrants does not require registration under the Securities Act of 1933, as amended (the “Securities Act”), because such Warrants are being transferred pursuant to an exemption from registration under the Securities Act.

Unless the undersigned has made the representation set forth above, the Warrant Agent will refuse to register any of the Warrants evidenced by this Warrant Certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2) is checked, the Warrant Agent and the Company may require, prior to registering any such transfer of the Warrants, such legal opinions, additional certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Signature
Signature Guarantee:

Signature must be guaranteed	Signature

9